UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 6, 2016

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53012	90-0687379
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

709 S. Harbor Blvd., Suite 250, Melbourne, FL	32901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (321) 725-0090

(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 6, 2016, First Choice Healthcare Solutions, Inc. (the “Company”) announced that it appointed Timothy K. Skeldon as its Chief Financial Officer, who is expected to assume this position on July 11, 2016.

From 1999 through 2015, Mr. Skeldon, age 55, served as Chief Financial Officer of Parrish Medical Center, an award-winning 210-bed medical center serving North Brevard County, Florida. Prior to joining Parrish in 1999, Skeldon served as Vice President and CFO of Central Florida Regional Hospital, a full service, level II trauma center. Other previous executive posts have included Controller of Lucerne Medical Center, Controller and Director of Financial Planning of Parrish and Director of Corporate Accounting for Fawcett Memorial Hospital in Port Charlotte, Florida. He began his career working as a Senior Audit Accountant for Ernst & Young after graduating from the University of Central Florida with B.S.B.A. and M.S. degrees in Accounting.

Upon commencement of his employment, Mr. Skeldon will receive an annual salary of $250,000 and receive an additional annual bonus of $25,000 per year for each completed year of employment. Further, he will be granted a total of 150,000 shares of the Company’s Common Stock with a 3-year vesting schedule. Up to 50,000 shares per year are eligible to vest based on annual revenue and EBITDA benchmarks agreed upon by Mr. Skeldon and the Company. Shares will be issued on a percentage of actual amount achieved. Mr. Skeldon will also be eligible to participate in the Company’s health and other benefits on the same terms as other Company executives.

There are no family relationships between Mr. Skeldon and any director or executive officer of the Company and there are no transactions between Mr. Skeldon and the Company that would be reportable under Item 404(a) of Regulation S-K.

Mr. Skeldon succeeds Donald Bittar, who has elected to retire from the Chief Financial Officer position, but will provide corporate advisory support on mergers and acquisitions and other strategic business development opportunities and remain as a member of the Board of Directors.

Item 7.01	Regulation FD Disclosure

On July 6, 2016, the Company issued a press release announcing the appointment of Mr. Skeldon as Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein. In accordance with General Instructions B.2 of Form 8-K, Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

99.1	Press Release, dated July 6, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.
(Registrant)

Date: July 6, 2016
/s/ Chris Romandetti
Name: Chris Romandetti
Chief Executive Officer